Exhibit 99.2

Supernus to Present at the 2019 J.P. Morgan Healthcare Conference

ROCKVILLE, Md., December 21, 2018 — Supernus Pharmaceuticals, Inc. (NASADQ: SUPN), a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company’s management will present an overview and Company update as well as host investor meetings at the 37th Annual J.P. Morgan Healthcare Conference.

Date: Wednesday, January 9, 2019

Time: 10:30 a.m. PT (1:30 p.m. ET)

Place: Westin St. Francis Hotel, San Francisco, Calif.

Investors interested in arranging a meeting with the Company’s management during this conference should contact the conference coordinator.

A live webcast of the presentation can be accessed by visiting ‘Events & Presentations’ in the Investor Relations Section on the Company’s website at www.supernus.com. An archived replay of the webcast will be available for 60 days on the Company’s website after the conference.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of partial seizures. The Company is also developing several product candidates to address large opportunities in the CNS market, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients, SPN-812 for the treatment of ADHD and SPN-604 for the treatment of bipolar disorder.

Contact:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

301-838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com